Exhibit 99.1
Contact: Michael P. Dickerson
Vice President of Finance
and Investments
(856) 572-8684
General Cable Corporation
Announces $325.0 million offering of Senior Notes
     HIGHLAND HEIGHTS, KENTUCKY — March 6, 2007 — General Cable Corporation (the “Company”), (NYSE:BGC), announced today that it has commenced a private offering, subject to market conditions, of $325.0 million in aggregate principal amount of senior floating rate notes and senior fixed rate notes (together, the “Notes”). The Company expects the net proceeds from this offering will be used to fund the recently announced tender offer for any and all of the Company’s outstanding $285.0 million in aggregate principal amount of 9.5% Senior Notes due 2010, with any remaining net proceeds to be used for general corporate purposes.
     The Notes will be sold within the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
Certain statements in this press release, including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include: the Company’s ability to maintain access to the capital markets to finance (on terms favorable to the Company) the purchases of the Notes tendered in the offer; reliance on dividends and other transfers from subsidiaries to repay indebtedness; ability to service outstanding indebtedness; the Company’s failure to comply with covenants in existing and future financing arrangements; covenants contained in existing indebtedness that restrict the Company’s business operations; downgrade in the Company’s credit ratings; ability to repurchase outstanding senior notes; ability to pay the conversion price on convertible notes; the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war that may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; volatility in the market price of the Company’s common stock; all of which are more fully discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as any current and periodic reports filed with the Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.